SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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DICKIE WALKER MARINE, INC.

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DICKIE WALKER MARINE, INC.
1405 South Coast Highway
Oceanside, California 92054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 3, 2003 at 2 p.m.

To the Stockholders of Dickie Walker Marine:

On Thursday, April 3, 2003, Dickie Walker Marine, Inc., a Delaware corporation, will hold its 2003 annual meeting of stockholders at its principal executive offices located at 1405 South Coast Highway, Oceanside, California, 92054. The meeting will begin at 2:00 p.m., Pacific Daylight Time (local time).

Only stockholders who own stock at the close of business on February 17, 2003, are entitled to notice of and to vote at this meeting, or any adjournments or postponements that may occur. At the meeting, stockholders will consider and vote upon the following matters which are more fully described in the accompanying proxy statement:

1.    The election of the Board of Directors.

2.    To act upon a proposal to ratify the appointment of Ernst & Young LLP as Dickie Walker Marine’s independent auditors for the fiscal year ending September 30, 2003.

3.    To transact such other business as may properly be presented at the meeting or any adjournments or postponements that may occur.

All stockholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend the meeting, you are urged to sign and date the enclosed proxy which is solicited by your Board of Directors, and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States.

The prompt return of proxies will ensure a quorum and save us the expense of further solicitation. Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary at our corporate offices in Oceanside, California a written revocation or a duly executed proxy bearing a later date.

By order of the Board of Directors,

/s/    Sandra L. Evans
Corporate Secretary

Dickie Walker Marine, Inc.
1405 South Coast Highway
Oceanside, California 92054
February 28, 2003

YOUR VOTE IS IMPORTANT
In order to ensure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States.

PROXY STATEMENT FOR THE
2003 ANNUAL MEETING OF STOCKHOLDERS
OF
DICKIE WALKER MARINE, INC.

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of DICKIE WALKER MARINE, INC., a Delaware corporation. The proxies will be used at our upcoming annual meeting of stockholders to be held at our principal executive offices located at 1405 South Coast Highway, Oceanside, California, 92054, on Thursday, April 3, 2003, at 2:00 p.m., Pacific Daylight Time (local time), and at any adjournments or postponements thereof, for the purposes described in the preceding notice. We anticipate that this proxy statement and the accompanying proxy will be mailed to our stockholders on or about February 28, 2003.

SOLICITATION OF PROXIES AND VOTING

Solicitation

The cost of soliciting proxies will be borne by us. In addition to solicitation of proxies by use of the mails, some of our officers and directors may solicit proxies by telephone, telegraph, or personal interview without any additional compensation to them. We may reimburse brokers, banks and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding these proxy materials to their principals. No additional compensation will be paid for such services.

Stockholders Entitled to Vote

Only stockholders of record as of the close of business on the record date of February 17, 2003 will be entitled to vote at the meeting. As of January 27, 2003, there were issued and outstanding 3,680,000 shares of our common stock, $0.001 par value. No shares of our preferred stock, $0.001 par value, were outstanding at that time.

Quorum and Voting

The required quorum for the transaction of business at the meeting is the presence, in person or by proxy, of the holders of a majority of shares of our common stock issued and outstanding on the record date. Each stockholder is entitled to one vote for each share of stock owned on the record date. If a stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote. All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. Directors are elected by plurality vote and the six director nominees receiving the highest number of votes of the shares entitled to vote at the meeting will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

All other matters to be acted upon by the stockholders at the annual meeting will require the approval of the holders of a majority of the outstanding common stock present in person or represented by proxy and entitled to vote at the annual meeting. For such matters, abstentions will have the effect of negative votes and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

Voting and Revocability of Proxy

If the enclosed proxy is properly signed and received by us prior to the meeting, the proxy will be voted as directed by the stockholder. If no instructions are given on the executed proxy, the proxy will be voted in favor of the election of the nominees for the Board (Proposal 1) and also in favor of Proposal 2, as described in this proxy statement. The persons named in the proxy will have discretionary authority to vote the proxy with respect to additional matters that are properly presented at the meeting.

Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary at our corporate offices in Oceanside, California a written revocation or a duly executed proxy bearing a later date.

PROPOSAL 1

ELECTION OF DIRECTORS

Six individuals have been nominated for election to the Board at the meeting: Gerald W. Montiel, Julia B. Knudsen, Brian F. Kaminer, Norman Lefkovits, Jr., James R. Smith, and W. Brent Robinson. If elected, they will hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Under our bylaws, the number of directors is established by resolution of the Board. Each of the six nominees is currently serving on the Board and has agreed to stand for re-election at the meeting and to serve until the next annual meeting of stockholders or until his respective successor is elected or appointed.

Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of the nominees listed below. If, however, any of the nominees are unable to serve or decline to serve for good cause at the time of the meeting, the persons named in the proxy will exercise discretionary authority to vote for substitutes. The Board is not currently aware of any circumstances that would render any nominee unavailable for election.

The following table sets forth the name and age of each nominee for Director, including all positions and offices with the company currently held, and the period during which he or she has served as a Director:

Name	Age	All Positions and Offices Held with the Company	Period Served as Director of the Company
Gerald W. Montiel	56	Chairman of the Board, Chief Executive Officer, Chief Marketing Officer	Since 2000

Julia B. Knudsen	38	President, Chief Operating Officer, Chief Financial Officer, Controller, Director	Since 2000

Brian F. Kaminer	46	Director	Since 2000

Norman Lefkovitz, Jr.	55	Director	Since 2001

James R. Smith	57	Director	Since 2001

W. Brent Robinson	58	Director	Since 2002

The Board of Directors unanimously recommends
that you vote FOR the nominees for directors
which is Item 1 on the proxy

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed the independent accounting firm of Ernst & Young LLP as our independent auditors for the year ending September 30, 2003. Ernst & Young has served as our independent auditors since 2001 and the Board believes that the firm is well-qualified to provide these services. Representatives of Ernst & Young are expected to be present at the 2003 annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal 2002 and the review of our financial statements included in our Forms 10-QSB for that same year were $35,514.

All Other Fees

The aggregate fees billed for services rendered to our company by Ernst & Young during fiscal 2002 for services other than those described above in “Audit Fees” were $161,299. These services consisted of assistance and consultation in the preparation and filing of our initial public offering which occurred in May 2002, tax planning and preparation and compliance services and consultation on other accounting related matters. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Ernst & Young.

In the event that the stockholders fail to ratify such appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the company and our stockholders.

The Board of Directors unanimously recommends that you vote
FOR ratification of the selection
of Ernst & Young LLP as independent auditors
which is Item 2 on the proxy

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 27, 2003 relating to the beneficial ownership of common stock by (i) each stockholder known to own beneficially more than five percent of the outstanding shares of our common stock, (ii) each director, (iii) each named executive officer, and (iv) all our current executive officers and directors as a group. This table is based upon information supplied by our directors and our named executive officers, principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission, (“SEC”). Unless otherwise indicated, the individual stockholders named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Applicable ownership is based on 3,680,000 shares of common stock outstanding on January 27, 2003, and calculated pursuant to SEC Rule 13d-3(d)(1), which includes the number of shares acquirable within 60 days.

Name and Address of Beneficial Owner	Owned at January 27, 2003		Percent of Class
Montiel Family, LLC Gerald W. Montiel, Managing Partner 1405 South Coast Highway Oceanside, CA 92054	1,301,000	(1)	35.2%

Norman Lefkovits, Jr. 41700 Pacific Coast Highway Malibu, CA 90265	187,500	(2)	5.1%

Julia B. Knudsen 1405 South Coast Highway Oceanside, CA 92054	105,000	(3)	2.9%

James R. Smith 1333 East County Road 58 Ft. Collins, CO 80524	87,500	(4)	2.4%

Brian F. Kaminer 10 Hobart Street Bronxville, NY 10708	30,000		0.8%

Sandra L. Evans 1405 South Coast Highway Oceanside, CA 92054	30,000	(5)	0.8%

W. Brent Robinson 3734 Promontory Street San Diego, CA 92109	0	(6)	0%

Eric M. Montiel 1405 South Coast Highway Oceanside, CA 92054	0	(7)	0%

All executive officers and directors as a group (eight persons)	1,741,000		46.7%

(1)
Includes 12,500 shares issuable upon conversion of two promissory notes sold in our 2001 private placement, which are convertible at the option of the holder. Gerald W. Montiel is the Managing Partner of Montiel Family, LLC and claims beneficial ownership of these shares.

(2)
Includes 12,500 shares issuable upon conversion of two promissory notes sold in our 2001 private placement which are convertible at the option of the holder. The promissory notes are held by Martha Bodman, Mr. Lefkovits’ wife. Mr. Lefkovits claims beneficial ownership of these shares. Excludes 15,000 shares issuable upon exercise of stock options of which 25% will vest on May 21, 2003 and the remainder will vest monthly in equal increments over the following three years.

(3)	Excludes 50,000 shares issuable upon exercise of options of which 25% will vest on May 21, 2003 and the remainder will vest monthly in equal increments over the following three years.

(4)
Includes 18,750 shares issuable upon conversion of three promissory notes held by Mr. Smith and 6,250 shares issuable upon conversion of a promissory note held by Oaktree Ltd. LLLP, a family partnership of which James R. Smith owns 60%. The promissory notes were sold in our 2001 private placement and are convertible at the option of the holder. Includes 50,000 shares owned by Mr. Smith and 12,500 shares owned by Oaktree Ltd. LLLP. Mr. Smith claims beneficial ownership of these shares. Excludes 15,000 shares issuable upon exercise of stock option granted to Mr. Smith of which 25% will vest on May 21, 2003 and the remainder will vest monthly in equal increments over the following three years.

(5)	Excludes 35,000 shares issuable upon exercise of stock options, of which 25% will vest on May 21, 2003 and the remainder will vest monthly in equal increments over the following three years.

(6)	Excludes 15,000 shares issuable upon exercise of stock options of which 25% will vest on May 21, 2003 and the remainder will vest monthly in equal increments over the following three years.

(7)	Eric M. Montiel is a member of Montiel Family, LLC.

BOARD OF DIRECTORS

Term of Board Membership

Members of the Board hold office and serve until the next annual meeting of our stockholders or until their respective successors have been elected and qualified, or until his/her earlier death, resignation or removal. Executive officers are appointed by, and serve at the discretion of, the Board.

Relevant Committees and Meetings of the Board

The Board of Directors acted by unanimous written consent eight times and held three meetings during fiscal 2002. No incumbent director attended fewer than 75% of the Board and committee meetings in which such director was entitled to participate.

The Board has a Compensation Committee and an Audit Committee. The Board does not maintain a nominating committee or other committee which performs similar functions. The current members of the Compensation Committee are Mr. Smith and Mr. Lefkovitz. The Compensation Committee provides recommendations concerning salaries and incentive cash compensation for our executive officers and key personnel other than remuneration of directors. The Compensation Committee did not meet during fiscal 2002.

Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee.”

Compensation of Directors

While we do not pay cash compensation to our directors, they are reimbursed for expenses they incur in attending meetings of the Board or Committees of the Board. In February 2002, our Board authorized the issuance of a total of 110,000 options to purchase shares of common stock at $5.00 per share to our directors, other than Mr. Montiel, which became effective May 21, 2002. Of these options, 25% will vest on May 21, 2003 and the remainder will vest monthly in equal increments over the following three years.

DIRECTORS AND EXECUTIVE OFFICERS

GERALD W. MONTIEL, Chairman of the Board, Chief Executive Officer, Chief Marketing Officer
Age: 56

Gerald W. Montiel is our founder and has served as our Chairman of the Board and Chief Executive Officer since our inception in October 2000, and our Chief Financial Officer since our inception until February 2002. Mr. Montiel has served as our Chief Marketing Officer since February 2002. In 1987, Mr. Montiel co-founded Ashworth, Inc., the largest branded golf apparel company in the United States, and served as its President and Chief Executive Officer from its inception until 1995, and as Chairman of the Board from its inception until his retirement from Ashworth in 1998. Ashworth was recognized in 1994 and 1995 as one of America’s 100 fastest-growing companies by Fortune magazine. In 1973, Mr. Montiel founded World of Arts and Crafts Stores, a 14-store retail chain that merged with Michael’s Arts and Crafts Stores in 1984. Mr. Montiel served on Michael’s Board of Directors from 1984 to 1985. Mr. Montiel graduated from Colorado State University with a degree in Business Administration and an emphasis in Marketing. He was recognized as its Honored Alumni of the Year in 1994. Eric M. Montiel, our Vice President of Sales, is Mr. Montiel’s son.

JULIA B. KNUDSEN, President, Chief Operating Officer, Chief Financial Officer, Controller, Director
Age: 38

Julia B. Knudsen has served as our President and Chief Operating Officer and as a director since inception in October 2000. She has served as our Chief Financial Officer since February 2002. Ms. Knudsen has over 15 years experience in apparel, manufacturing, and information technology industries. Ms. Knudsen was Vice-President of Corporate Communications and Information Technology at Ashworth, Inc. from 1997 to 1999. From 1996 to 1997, Ms. Knudsen was the Director of Software Development and Planning at Quicksilver. Ms. Knudsen holds a Bachelor of Arts degree in Economics from the University of Illinois, Urbana-Champaign.

BRIAN F. KAMINER, Director
Age: 46

Brian F. Kaminer has served as a director since inception. Since 1997, Mr. Kaminer has been providing merchandising and marketing consulting services through his company, Lake Consulting, to companies such as SkyMall and J. Crew. From 1996 to 1997, Mr. Kaminer served as Senior Vice President and General Merchandise Manager at Williams-Sonoma. From 1994 to 1995, Mr. Kaminer served as Senior Vice President of Product Integrity for the Home Shopping Network and as Vice President of Brand Integrity for Lands End from 1992 to 1994. From 1989 to 1992, he was the Vice President of Merchandising for Nautica Enterprises. From 1983 to 1989, he served as Vice President of Merchandising for Gant Corporation.

NORMAN LEFKOVITS, JR., Director
Age: 55

Norman Lefkovits, Jr. was appointed as a director in May 2001. Mr. Lefkovits has over 30 years of experience in the apparel industry. Mr. Lefkovits was a licensee for No Fear from 1991 to 1999. He was a licensee for Jimmy Z T-shirt from 1985 to 1990. Mr. Lefkovits has a Bachelor of Arts degree in Marketing from the University of Alabama.

JAMES R. SMITH, Director
Age: 57

James R. Smith was elected as a director in May 2001. Since 1981, Mr. Smith has been the Chairman and Chief Executive Officer of Smith Investments, Inc. His experience includes the acquisition and management of real estate income properties consisting of management of over 450 apartment units with an ownership interest in over 280 units and several commercial buildings, as well as undeveloped real estate. Mr. Smith holds a Bachelor of Science degree in Business Administration, a Masters of Economics, and a Masters of Business Administration from Colorado State University. Mr. Smith currently serves on the Advisory Board of the Business School at Colorado State University.

W. BRENT ROBINSON, Director
Age: 58

W. Brent Robinson was elected as a director in February 2002. Mr. Robinson has over 30 years of experience in the retail industry, specializing in retail store chain development, operations and management. Since 1999, Mr. Robinson has been Chairman and Chief Executive Officer of Virtual Habitat, Incorporated which designs, sells, installs and maintains entertainment systems for residential and commercial use. From 1993 to 1999, he was President and Chief Executive Officer of The Store Group, a retail advisory group for retailers, wholesalers, manufacturers and catalog companies. From 1990 to 1992, Mr. Robinson was a vice president of Blockbuster Video. Mr. Robinson was Vice President of The Limited, Inc. and of Abercrombie & Fitch from 1989 to 1990. Mr. Robinson was a regional manager for the Lerners Shops from 1987 to 1989, and a regional manager for The Limited Stores from 1985 to 1987.

SANDRA L. EVANS, Corporate Secretary and Vice President of Distribution
Age 43

Sandra L. Evans was appointed Secretary in May 2001 and Vice President of Distribution in February 2002. Ms. Evans has over 20 years experience in the apparel and embroidery industry. From 1993 to 2001, Ms. Evans held positions of Embroidery Manager, Director of Global Services and Embroidery and Director of Sales at Ashworth, Inc. She was Vice President of Pacific Sportswear from 1991 to 1993 where she oversaw sales and embroidery distribution. In addition, she owned and operated Bushwakker Sportswear from 1986 to 1992, which specialized in manufacturing, screen printing and embroidery for corporate customers in the San Diego area.

ERIC M. MONTIEL, Vice President of Sales
Age: 33

Eric M. Montiel was appointed National Sales Manager in April 2002 and Vice President of Sales in November 2002. Mr. Montiel has over ten years experience in the apparel industry. From 1998 until April 2002 he was a manufacturer’s representative for a number of apparel companies. Prior to that, he was a manager of a retail division for Ashworth, Inc. Mr. Montiel holds a Bachelor of Arts degree in Communications from the University of Colorado. He is the son of Gerald W. Montiel, our founder, Chairman of the Board and Chief Executive Officer.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid by us to our Chief Executive Officer and other executive officers from inception through September 30, 2001 and the year ended September 30, 2002. No executive officer received compensation exceeding $100,000 during fiscal 2002 or fiscal 2001.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Securities Underlying Options (#)(1)
Gerald W. Montiel	2002	$—	$—	$—		—
Chief Executive Officer and Chief Marketing Officer	2001	$—	$—	$1,200	(2)	—

Julia B. Knudsen	2002	$96,000	$2,000	$3,150	(2)	50,000
President, Chief Operating Officer, Chief Financial Officer, Controller	2001	$72,000	$—	$4,550	(2)	—

Sandra L. Evans	2002	$74,350	$2,000	$3,150	(2)	35,000
Vice President of Distribution and Secretary	2001	$46,667	$2,020	$—		—

Brian F. Kaminer	2002	$—	$—	$—		—
Vice President of Merchandising	2001	$94,000	$—	$—		—

Eric M. Montiel	2002	$27,906	$—	$—		—
Vice President of Sales

(1)	All awards reported under this column were stock options issued under the 2002 Equity Incentive Plan. No stock appreciation rights (SARs) were awarded in 2000.

(2)	Amounts paid for automobile allowance.

Option Grants in Fiscal 2002

The following table sets forth information concerning stock option grants during fiscal 2002 to our named executive officers. All options granted in fiscal 2002 were issued under the 2002 Equity Incentive Plan. The options vest and become exercisable over a four-year period, with 25% vesting on May 21, 2003, and the remainder vesting monthly in equal increments over the following three years. The options have a term of ten years, subject to earlier termination under certain circumstances related to termination of employment.

In general, under our Equity Incentive Plan the exercise price of the options may be paid:

•	by cash or check,

•	in shares of common stock held for the requisite period necessary to avoid a charge to the company’s earnings for financial reporting purposes and valued at fair market value on the exercise date, or

•	through a cashless exercise procedure involving a same-day sale of the purchased shares.

The Compensation Committee may grant stock appreciation rights in connection with option grants under the 2002 Equity Incentive Plan. No stock appreciation rights were granted to any of the named executive officers during fiscal 2002.

Option Grant Table

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)(2)	Expiration Date
Julia B. Knudsen	50,000	29.4%	$5.00	05/21/2012
Sandra L. Evans	35,000	20.5%	$5.00	05/21/2012

(1)	In fiscal 2002, employees received stock options amounting to a total of 170,000 shares.
(2)	Exercise price is the price of our common stock in our initial public offering, which became effective on May 21, 2002.

Option Exercises and Holdings

The following table sets forth certain information with respect to the number and value of unexercised stock options held by our named executive officers as of September 30, 2002. No stock options or SARs were exercised by the officers during fiscal 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at September 30, 2002		Value of Unexercised in-the-Money Options at September 30, 2002(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Julia B. Knudsen	—	N/A	—	50,000	—	$0
Sandra L. Evans	—	N/A	—	30,000	—	$0

(1)
Market value of common stock on September 30, 2002 was $2.20 per share, determined on the basis of the closing selling price per share of common stock as reported on the Nasdaq SmallCap, which is lower than the exercise price of $5.00 per share.

EMPLOYMENT AND OTHER AGREEMENTS

Employment Agreement

Under an employment agreement dated February 1, 2002, Gerald W. Montiel serves as our Chairman of the Board, Chief Executive Officer and Chief Marketing Officer. Under the agreement, Mr. Montiel earns a minimum base salary of $100,000 per year, beginning October 1, 2002. He may be awarded bonuses at the discretion of the Board of Directors. He is entitled to the employee benefits we offer to all of our employees. If Mr. Montiel’s employment is terminated for any reason other than (i) by Mr. Montiel’s voluntary resignation, (ii) by his death, disability or normal retirement or (iii) by us for cause, Mr. Montiel will be entitled to severance compensation equal to one year’s salary. During the term of this agreement Mr. Montiel agreed to protect our confidential information, to refrain from competing with us, and to assign to us all rights in intellectual property developed by him during the term of his employment.

License Agreement

We have been granted the exclusive and unlimited right to use the name, image and likeness of the Dickie Walker vessel in connection with the sale of our products and for our business generally. This right was granted under a license agreement between us and Gerald W. Montiel. The agreement was effective as of February 1, 2002 and has a 99-year term. Under the agreement, we have a right of first refusal to purchase the Dickie Walker vessel at fair market value. We also have the exclusive right to establish and protect trademarks that use the vessel’s name, image, structure or likeness. The agreement is binding on all subsequent owners of the vessel. We may terminate the agreement upon notice to Mr. Montiel, but he may terminate the agreement only in the event of a material breach by us. This agreement was approved by a majority of our disinterested directors who had access, at our expense, to our legal counsel or independent legal counsel.

Reimbursement Agreement

Mr. Montiel also has agreed to make the vessel available to us for corporate events, photo shoots and promotions pursuant to an agreement between us and Mr. Montiel, dated February 1, 2002. Under the agreement we reimburse Mr. Montiel for expenses incurred in connection with our use of the vessel, including cost of crew, fuel, docking fees and maintenance. We are entitled to use the vessel a minimum of 60 days per year. The agreement has a 99-year term but may be terminated by us on 30 days’ notice. This agreement was approved by a majority of our disinterested directors. For the year ended September 30, 2002 and the period from October 10, 2000 (inception) to September 30, 2001, the Company paid approximately $24,400 and $34,000, respectively, in connection with this arrangement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with Up Close

We market sun glasses called “sun readers” under the Dickie Walker™ brand which we buy on a purchase order basis from a company called Up Close, Inc. Up Close is owned by Mr. Montiel’s daughter, and Mr. Montiel is a minority shareholder in the Company. We pay Up Close within 30 days of invoice date. There is no other written agreement between us and Up Close. During the year ended September 30, 2002, and during the period from October 10, 2000 (inception) to September 30, 2001, the Company purchased products totaling approximately $43,000 and $6,000, respectively from Up Close.

Loans from Gerald W. Montiel

In January 2002, Mr. Montiel loaned us a total of $95,000 for working capital which is evidenced by two unsecured promissory notes in the amounts of $50,000 and $45,000, both of which were repaid in March 2002. The notes accrued interest at 10% per annum.

Kaminer Consulting Services

During fiscal year 2001, Brian F. Kaminer, a director and stockholder of Dickie Walker, provided consulting services on merchandising. Under this arrangement, we paid a total of $94,000. There is no written agreement between us and Mr. Kaminer. We do not expect to pay any additional consulting fees to Mr. Kaminer.

BOARD AUDIT COMMITTEE REPORT ON INDEPENDENT AUDITORS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by our company under those statutes, the Audit Committee Report, the Audit Committee Charter, and reference to the independence of the Audit Committee members, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by our company under those statutes.

The following is the report delivered by the Audit Committee of our Board of Directors with respect to the principal factors considered by such committee in its oversight of the accounting, auditing and financial reporting practices of our company for fiscal year 2002.

Audit Committee Report

The Audit Committee, which met two times during fiscal 2002, oversees the company’s financial reporting process on behalf of the Board of Directors and consists of three directors, all of whom are independent within the meaning of the National Association of Securities Dealers (NASD) rules. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Annual Report including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board of Directors has approved a written charter which governs the Audit Committee.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has received in writing information concerning the auditors’ independence from management and the company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended September 30, 2002 for filing with the SEC. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2003.

Submitted by the
AUDIT COMMITTEE
James R. Smith (Chairman)
W. Brent Robinson (Member)
Norman Lefkovits, Jr. (Member)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Those persons are required by regulations promulgated under the Exchange Act to furnish us with copies of all reports filed pursuant to Section 16(a). Based upon copies of these reports, and upon written representations from the reporting persons, we believe that during the last fiscal year, all our executive officers, directors and 10% or more stockholders complied with Section 16 reporting requirements.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report on Form 10-KSB for fiscal year ended September 30, 2002 accompanies this Proxy Statement. Our audited financial statements are included in our Form 10-KSB. Copies of the exhibits to the Form 10-KSB as filed with the SEC (excluding exhibits that are not specifically incorporated by reference in those documents) are available without charge to stockholders and may be obtained by writing our Corporate Secretary at 1405 South Coast Highway, Oceanside, California, 92054. The SEC also maintains a website at http://www.sec.gov/edgarhp.htm that contains the Form 10-KSB, the exhibits filed with the Form 10-KSB and other information which has been filed by us with the SEC.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR

Proposals of our stockholders intended to be presented by such stockholders at the next annual meeting of stockholders to be held after the 2003 Annual Meeting must be received at our offices, 1405 South Coast Highway, Oceanside, CA 92054, between January 4, 2004 and January 24, 2004 in order that they may be included in the proxy statement and proxy for the 2004 Annual Meeting. All stockholder proposals must be submitted in writing and must conform with SEC regulations and our bylaws. If the date of the 2004 Annual Meeting is advanced by more than 20 days or delayed (other than as a result of adjournment) by more than 70 days from the anniversary of the 2003 Annual Meeting, any such proposals must be submitted not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders submitting proposals should direct them to our Corporate Secretary at 1405 South Coast Highway, Oceanside, California, 92054, using Certified Mail-Return Receipt Requested.

OTHER MATTERS

As of the date of this proxy statement, we know of no other matters to be presented at the 2003 annual meeting. If any other business is properly presented at the 2003 annual meeting for action, the persons named in the enclosed proxy will vote on such matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

By order of the Board of Directors,

/s/ SANDRA L. EVANS
Corporate Secretary
January 28, 2003
Oceanside, California

APPENDIX I—PROXY

DICKIE WALKER MARINE INC.
1405 South Coast Highway
Oceanside, California 92054

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sandra L. Evans and Julia B. Knudsen as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Dickie Walker Marine, Inc. held of record by the undersigned on April 3, 2003 or any adjournment thereof.

1.    TO ELECT SIX DIRECTORS

                             FOR all nominees listed below
                             WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW).

GERALD W. MONTIEL	NORMAN LEFKOVITS, JR.
JULIA B. KNUDSEN	W. BRENT ROBINSON
BRIAN F. KAMINER	JAMES R. SMITH

2.	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003.

                             FOR                                 AGAINST                                 ABSTAIN

3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.

Dated:                                  , 2003

Signature(s) of Stockholders

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians, and attorneys should indicate when signing. Attorneys must submit powers of attorney.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.

APPENDIX II

DICKIE WALKER MARINE, INC.
AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least two directors, each of whom are independent of management and the Company. The committee may be required to increase its size if, for example, it becomes subject to SEC Regulation SK in the future. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. When necessary, the audit committee shall conduct investigations and resolve disagreements, if any, between management and the independent auditor.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors’ independence. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders approval.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.